SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 6, 2005

ASPECT COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

0-18391
(Commission File Number)

California	94-2974062
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1310 Ridder Park Drive, San Jose, CA 95131
(Address of principal executive offices, with zip code)

(408) 325-2200
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

     On July 6, 2005, an action, Kevin Kane v. Aspect Communications Corporation, et al., was filed in the Superior Court of the State of California for the County of Santa Clara. In this action the plaintiff named as defendants Aspect Communications Corporation (“Aspect”) and the directors of Aspect Communications Corporation and Norman A. Fogelsong, a former Director of Aspect. The complaint purports to assert claims on behalf of all public shareholders of Aspect who are similarly situated with the plaintiff, and alleges that Aspect and the members of Aspect’s Board of Directors have breached their fiduciary duties to Aspect’s public shareholders, that the directors engaged in an unfair process for the sale of Aspect’s shareholders’ shares in connection with their approval of the merger and that the directors failed to take steps to maximize the value of Aspect’s Common Stock to its public shareholders. The complaint seeks class certification and certain forms of equitable relief, including enjoining the consummation of the merger. Aspect believes that the claims are without merit and intends to vigorously contest this action. There can, however, be no assurance that Aspect or the other defendants will be successful in their defense of these actions. A copy of Kevin Kane v. Aspect Communications Corporation et al. is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Kevin Kane v. Aspect Communications Corporation et al.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspect Communications Corporation
Dated: July 11, 2005	By:	/s/ James C. Reagan
James C. Reagan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Kevin Kane v. Aspect Communications Corporation et al.